As filed with the Securities and Exchange Commission on March 8, 2017
Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S‑8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QUOTIENT TECHNOLOGY INC.

(Exact name of Registrant as specified in its charter)

Delaware	77-0485123
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

400 Logue Avenue

Mountain View, California 94043

(650) 605-4600

(Address, including Zip Code, of Principal Executive Offices)

2013 Equity Incentive Plan

2013 Employee Stock Purchase Plan

(Full title of the plan)

Steven R. Boal

Chief Executive Officer

Quotient Technology Inc.

400 Logue Avenue

Mountain View, California 94043

(650) 605-4600

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Jeffrey D. Saper, Esq. Mark B. Baudler, Esq. Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300	Connie Chen, Esq. Quotient Technology Inc. General Counsel 400 Logue Avenue Mountain View, California 94043 (650) 605-4600

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☒
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.00001 per share, reserved for issuance pursuant to the 2013 Equity Incentive Plan	3,542,416(2)	$11.90(4)	$42,154,751	$4,886
Common Stock, par value $0.00001 per share, reserved for issuance pursuant to the 2013 Employee Stock Purchase Plan	400,000(3)	$10.12(5)	$4,048,000	$470
TOTAL	3,942,416		$46,202,751	$5,356

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional securities that may be necessary to adjust the number of shares reserved for issuance pursuant to the Registrant’s 2013 Equity Incentive Plan (the “2013 Plan”) and the Registrant’s 2013 Employee Stock Purchase Plan, as amended (the “ESPP”) by reason of any stock split, stock dividend or similar adjustment effected without the Registrant’s receipt of consideration that results in an increase in the number of outstanding shares of the Registrant’s common stock.

(2)

Reflects an automatic annual increase of 3,542,416 on January 1, 2017 to the number of shares of Registrant’s Common Stock reserved for issuance under the 2013 Plan, which annual increase is provided for in the 2013 Plan.

(3)

Reflects an automatic annual increase of 400,000 on January 1, 2017 to the number of shares of Registrant’s Common Stock reserved for issuance under the ESPP, which annual increase is provided for in the ESPP.

(4)

Estimated in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act solely for the purpose of calculating the registration fee on the basis of $11.90 per share, which represents the average of the high and low price per share of the Registrant’s common stock on March 1, 2017 as reported on the New York Stock Exchange.

(5)

Estimated in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act solely for the purpose of calculating the registration fee on the basis of 85% of $11.90, which represents the average of the high and low price per share of the Registrant’s common stock on March 1, 2017 as reported on the New York Stock Exchange. Pursuant to the 2013 Employee Stock Purchase Plan, as amended, the purchase price of the shares of the Registrant’s common stock reserved for issuance thereunder will be at least 85% of the lower of the fair market value on (i) the first trading day of the offering period or (ii) the purchase date.

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 (the “Registration Statement”) registers additional shares of Common Stock of Quotient Technology Inc. (the “Registrant”) to be issued pursuant to the Registrant’s 2013 Equity Incentive Plan (the “2013 Plan”) and the 2013 Employee Stock Purchase Plan, as amended (the “ESPP”). The number of shares of the Registrant’s common stock available for grant and issuance under the 2013 Plan is subject to an annual increase on the first day of each fiscal year starting on January 1, 2015 and each subsequent anniversary through 2023, by an amount equal to the smaller of (a) 4% of the number of shares of common stock issued and outstanding on the immediately preceding December 31, or (b) an amount determined by our board of directors. The number of shares of the Registrant’s common stock available for grant and issuance under the ESPP is subject to an annual increase on the first day of each fiscal year starting on January 1, 2015 and each subsequent anniversary through 2023, equal to the smallest of (a) 400,000, (b) 0.5% of the number of shares of common stock issued and outstanding on the immediately preceding December 31, or (c) an amount determined by our board of directors.

On January 1, 2017, the number of shares of the Registrant’s common stock available for grant and issuance under the 2013 Plan and the ESPP increased by 3,542,416 shares and 400,000 shares, respectively.  These additional shares of Common Stock have become reserved for issuance as a result of the operation of the “evergreen” provision of the 2013 Plan and the ESPP.  Accordingly, the contents of (i) the Registrant’s Registration Statement on Form S-8 (No. 333-194495) filed with the Securities and Exchange Commission (the “Commission”) on March 12, 2014, (ii) the Registrant’s Registration Statement on Form S-8 (No. 333-202873) filed with the Commission on March 19, 2015, and (iii) the Registrant’s Registration Statement on Form S-8 (No. 333-210119) filed with the Commission on March 11, 2016, are incorporated herein by reference pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission:

(1)	The Registrant’s Annual Report on Form 10-K filed with the Commission on February 16, 2017 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
(2)

All other reports filed by the Registrant with the Commission pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (1) above; and

(3)

The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-36331) filed with the Commission on March 4, 2014, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicate that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

			Incorporated by Reference Herein
Exhibit Number	Description	Filed Herewith	Form	Exhibit	Filing Date
4.1	Form of Common Stock certificate of the Registrant		Form S-1/A	4.1	February 25, 2014
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation	X
23.1	Consent of Independent Registered Public Accounting Firm	X
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (see Exhibit 5.1)	X
24.1	Power of Attorney (contained on signature page hereto)	X
99.1	2013 Equity Incentive Plan		Form S-1	10.4	January 31, 2014
99.2	2013 Employee Stock Purchase Plan, as amended		Form 10-Q	10.2	May 14, 2015

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Mountain View, State of California, on this 8th day of March, 2017.

Quotient Technology Inc.

By:	/s/ Steven R. Boal
Steven R. Boal
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Steven R. Boal, Ronald J., Fior and Connie Chen, and each of them, as their true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, this registration statement and the Power of Attorney has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven R. Boal	Chief Executive Officer and Director	March 8, 2017
Steven R. Boal	(Principal Executive Officer)

/s/ Ronald J. Fior	Chief Financial Officer (Principal Financial	March 8, 2017
Ronald J. Fior	Officer and Principal Accounting Officer)

/s/ Mir Aamir	President, Chief Operating Officer and	March 8, 2017
Mir Aamir	Director

/s/ Steve Horowitz	Director	March 8, 2017
Steve Horowitz

/s/ Andrew Jody Gessow	Director	March 8, 2017
Andrew Jody Gessow

/s/ Dawn Lepore	Director	March 8, 2017
Dawn Lepore

/s/ Scott Raskin	Director	March 8, 2017
Scott Raskin

/s/ David E. Siminof	Director	March 8, 2017
David E. Siminoff

EXHIBIT INDEX

			Incorporated by Reference Herein
Exhibit Number	Description	Filed Herewith	Form	Exhibit	Filing Date
4.1	Form of Common Stock certificate of the Registrant		Form S-1/A	4.1	February 25, 2014
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation	X
23.1	Consent of Independent Registered Public Accounting Firm	X
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (see Exhibit 5.1)	X
24.1	Power of Attorney (contained on signature page hereto)	X
99.1	2013 Equity Incentive Plan		Form S-1	10.4	January 31, 2014
99.2	2013 Employee Stock Purchase Plan, as amended		Form 10-Q	10.2	May 14, 2015